77.Q1) Exhibit (Other)

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 4/30/2009

FILE NUMBER 811-8194

SERIES NO.: 7

72DD.

1. Total income dividends for which record date passed during the period (000's Omitted)

Class A

  271

2.  Dividends for a second class of open-end company shares (000's Omitted)

Class I

  152

Class R

  0

73A.

1. Dividends from net investment income

Class A

 $0.0300

2. Dividends for a second class of open-end company shares

Class I

 $0.0500

Class R

 $0.2600

74U.

1.   Number of shares outstanding (000's Omitted)

               Class A

 7,817

2.  Number of shares outstanding (000’s omitted) of a second class of shares for an open-ended company

Class I

 3,621

Class R

 0

74V.

1.   Net asset value per share (to nearest cent)

Class A

$3.56

2.   Net asset value per share of a second class of open-end company shares (to nearest cent)

Class I

$3.57

Class R

$3.31